                                                                       EXHIBIT D

THIS OPTION AND THE SHARES OF COMMON STOCK UNDERLYING THIS OPTION (collectively, the "Securities") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (the "Act") AND MAY NOT BE EXERCISED IN THE UNITED STATES OR BY A "U.S. PERSON" (as defined in Section 9 hereof) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE OR AS OTHERWISE PROVIDED IN REGULATION S PROMULGATED UNDER SUCH ACT. IN ADDITION, FOR FORTY DAYS AFTER THE CLOSE OF THE SALES BY THE COMPANY OF ANY UNITS OF WHICH THIS OPTION IS A PART (the "Restricted Period"), NO OFFERS OR SALES OR TRANSFERS (INCLUDING INTERESTS THEREIN) MAY BE MADE OF ANY OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON, EXCEPT AS PERMITTED BY REGULATION S.

                                     OPTION
                           TO PURCHASE COMMON STOCK IN
                          TECH ELECTRO INDUSTRIES, INC.

                             Exercisable Commencing
                                February 10, 1997
                                   Void After
                                 March 10, 1998

Holder:     Placement & Acceptance, Inc.

Number of Options:    One Hundred Thousand (100,000)


                                 ---------------


         THIS CERTIFIES THAT Holder is the owner of the number of Options set forth above of Tech Electro Industries, Inc., a Texas corporation (hereinafter called the "Company"). Upon surrender of each Option, the registered holder shall be entitled to purchase for $2.15 one share of Common Stock of the Company ("Common Stock"). Options may be exercised only in multiples of 250,000. This Option is issued in connection with the acquisition of Units consisting of the Company's Common Stock and Options to acquire Common Stock as set forth in that certain Subscription Agreement dated as of January 28, 1997 (the "Agreement").

         For purposes of this Option, the term "Affiliated Person" means Holder or any entity controlled by or under common control with Holder. For purposes hereof, a person shall be deemed to have "control" of an entity if such person is the owner of a majority voting interest in such entity.

         1. Right to Exercise Options. The rights represented by this Option may be exercised at any time commencing on January 28, 1997 (the "Exercise Date"), and terminating at 2:00 p.m., Los Angeles time, thirteen (13) months after the Exercise Date.

         2. Exercise of Options. Subject to the provisions of this Option, the rights represented by this Option may be exercised by (i) surrender of this Option (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to Holder at the address of Holder appearing on the books of the Company); and (ii) payment to the Company of the exercise price for the number of shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. This Option may be exercised only in multiples of 250,000. This Option shall be deemed to have been exercised immediately prior to the close of business on the date the Option is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock at that time and date. The certificates for the Common Stock so purchased shall be delivered to Holder within a reasonable time, not exceeding thirty (30) business days, after the rights represented by this Option shall have been so exercised, and, during the Restricted Period (as defined in the legend first appearing on the cover page hereof), shall bear a legend in substantially the following form:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SAID SHARES MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THE COMPANY HAS RECEIVED WRITTEN REPRESENTATIONS FROM THE HOLDER AND THE PROPOSED TRANSFEREE, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, ESTABLISHING THAT REGISTRATION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS NOT NECESSARY IN CONNECTION WITH SUCH SALE OR TRANSFER, OR (C) THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY OR A "NO-ACTION' OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER."

         Notwithstanding the above, except as otherwise provided in Regulation S adopted under the United States Securities Act of 1933, as amended (the "Act"),

                  (a) This Option may not be exercised by a U.S. Person (as defined in Section 9 hereof);

                  (b) This Option may not be exercised within the United States and the shares of Common Stock issued upon exercise of this Option may not be delivered upon such exercise within the United States;

                  (c) The person exercising this Option must either (i) certify to the Company that he is not a U.S. Person and is not exercising this Option on behalf of a U.S. Person or (ii) deliver an opinion of counsel that this Option and the underlying Common Stock have been registered under the Act or are exempt from registration under the Act.

         3. Assignment. Subject to Section 2 hereof, this Option may be transferred, sold, assigned or hypothecated, only (a) pursuant to a valid and effective registration statement, or (b) if the Company has received written representations from the Holder and the proposed transferee, in form and substance reasonably acceptable to the Company, establishing that registration of the Option or the Common Stock underlying the Option is not necessary in connection with such transfer, sale, assignment or hypothecation, or (c) if the Company has received from counsel to the Company (or from counsel to the Holder that is reasonably acceptable to the Company) a written opinion, in a form reasonably acceptable to the Company, to the effect that registration of the Option or the Common Stock underlying the Option is not necessary in connection with such transfer, sale, assignment or hypothecation. Any such assignment shall be effected by Holder by (i) executing the form of assignment at the end hereof;
(ii) surrendering the Option for cancellation at the office or agency of the Company referred to in Section 2 hereof, accompanied by the certification or opinion of counsel to the Company referred to above; and (iii) delivery to the Company of a statement by the transferee Holder (in a form acceptable to the Company and its counsel) that such Option is being acquired by such Holder in conformance with the Act and Regulation S, and is being acquired for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by Holder (including Holder) new Options representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Option surrendered. The term "Holder" shall be deemed to include any person to whom this Option is transferred in accordance with the terms herein.

         4. Common Stock. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Option and all other Options.

         5. No Stockholder Rights. This Option shall not entitle Holder to any voting rights or other rights as a stockholder of the Company.

         6. Adjustment of Rights. In the event that the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, appropriate adjustments in the number, kind and price of such securities then subject to this Option shall be made effective as of the date of such occurrence so that the position of Holder upon exercise will be the same as it would have been had he owned immediately prior to the occurrence of such events the Common Stock subject to this Option. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify Holder of the Option of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Option adjusted accordingly.

         7. Notices. Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific Section of this Option which mandates the giving of that notice, a notice shall be validly given or made to another party if served either personally or if transmitted by telegraph, telecopy or other electronic written transmission device or if sent by overnight courier service, and if addressed to the applicable party as set forth below. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively made at the time of confirmation of delivery. The addresses for Holder and the Company are as follows:

                  If to Holder:

                           Placement & Acceptance, Inc.
                           Wisma Stephens #12-09
                           Jalan Chulan 50200
                           Kuala Lumpur, Malaysia

                  If to the Company:

                           Tech Electro Industries, Inc.
                           4300 Wiley Post Road
                           Dallas, Texas  75244-2131
                           Attention: Chief Financial Officer

Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner to the other parties hereto.

         8. Governing Law. This Option shall be governed by and construed in accordance with the internal laws of the State of Texas.

         9. Covenants During the Restricted Period.

                  a. The Holder of this Option agrees that during the Restricted Period (as defined on the legend first appearing on the cover page hereof), upon any offer, sale or transfer of the Common Stock (or any interest therein), that the Holder, or any successor, or any Professional (as defined in Section 9(c) hereof) (except for sales of any Common Stock registered under the Act or otherwise exempt from such registration), (A) will not sell to a U.S. Person or an account for the benefit of a U.S. Person or any one believed to be a U.S. Person, (B) will not engage in any efforts to sell the Common Stock in the United States, (C) will, at the time the buy order or transfer is originated, believe the buyer or transferee is outside the United States, and (D) will send to a "Professional" acting as agent or principal, a confirmation or other notice stating that the Professional is subject to the same restrictions on transfer to U.S. Persons or for the account of U.S. Persons during the Restrictive Period as provided for herein. The Company will not honor or register, and will not be obligated to honor or register, any transfer or exercise in violation of any of the provisions herein.

                  b. For purposes hereof, in general under Regulation S, a "U.S. Person" means any natural person, resident of the United States; any partnership or corporation organized or incorporated under the laws of the United States; any estate of which any executor or administrator is a U.S. Person; any trust of which any trustee is a U.S. Person; any agency or branch of a foreign entity located in the United States; any nondiscretionary account or similar account, other than estate or trust, held by a dealer or other fiduciary for the benefit or account of the U.S. Person; any discretionary account or similar account, other than estate or trust, held by dealer or other fiduciary organized incorporated or, (if an individual) resident of the United States; and any partnership or corporation if organized or incorporated under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities and not registered under the Act unless it is organized and incorporated and owned by "accredited investors," as defined under Rule 501(a) under the Act, who are not natural persons, estates or trust. "U.S. Person" is further defined in Rule 9.02(o) under the Act.

                  c. A "Professional" is a "distributor" as defined in Rule 9.02(c) of Regulation S under the Act (generally any underwriter, or other person, who participates, pursuant to a contractual arrangement, in the distribution of the Securities); a dealer as defined in Section 2(12) of the U.S. Securities Exchange Act of 1934, as amended (encompassing those who engage in the business of trading or dealing in securities as agent, broker or principal); or a person receiving a selling concession, fee or other remuneration in respect of the Securities sold.

         IN WITNESS WHEREOF, the Company has caused this Option to be signed by its duly authorized officers, and to be dated as of the date set forth above.

                                 TECH ELECTRO INDUSTRIES, INC.



                                 By:______________________________
                                 Name:  Craig D. La Taste
                                 Title:  President

ACKNOWLEDGED, AGREED AND ACCEPTED BY HOLDER:

PLACEMENT & ACCEPTANCE, INC.



By:__________________________________
Name:  Kim Wah Tan
Title:_______________________________

                                  PURCHASE FORM

                   (To be signed only upon exercise of Option)



                  The undersigned, the holder of the foregoing Option hereby irrevocably elects to exercise the purchase rights represented by such Option to exercise ___________ Options for, and to the purchase thereunder, __________ shares of Common Stock and herewith makes payment of $____________ thereof, and requests that the certificates for shares of Common Stock be issued in the name(s) of, and delivered to _______________ whose address(es) is (are)
_________________________.



_______  The undersigned hereby certifies to Tech Electro Industries, Inc. that
Please   he is not a U.S. Person and is not exercising this Option on behalf of
Initial a U.S. Person as defined in Regulation S promulgated under the if True U.S. Securities Act of 1933 and this exercise is not taking place within the United States.

                                 ---------------


Dated:____________, ____

                                             ------------------------------

                                             ------------------------------
                                             Address

                                  TRANSFER FORM

                   (To be signed only upon transfer of Option)



                  For value received, the undersigned hereby sells, assigns, and transfers unto _______________ the right to purchase shares of Common Stock represented by _________________________ Options, and appoints _________________________ attorney to transfer such rights on the books of
_________________________, with full power of substitution in the premises.



_______   The undersigned hereby certifies to Tech Electro Industries, Inc. that
Please    he is not a U.S. Person and is not transferring this Option to or on
Initial   behalf of a U.S. Person as defined in Regulation S promulgated if True under the U.S. Securities Act of 1933 and this transfer is not taking place within the United States.


Dated:____________, ____

                                              ------------------------------
                                              Holder


                                              ------------------------------
                                              Address

In the presence of:


-------------------------